PROSPECTUS SUPPLEMENT dated April 27, 2007 (to Prospectus dated July 1, 2004)	Rule 424(b)(3) File No. 333-116822

JPMORGAN CHASE & CO.

Debt Securities
Preferred Stock
Depositary Shares
Warrants

This Prospectus Supplement supplements our Prospectus dated July 1, 2004, relating to our debt securities, preferred stock, depositary shares and warrants (the "Prospectus")

ADDITIONAL COMPANY SENIOR SECURITIES

The following is added to the section of the Prospectus entitled "Company Debt Securities -
Company Senior Securities" following the summary terms of the "3.50% Notes Due 2009" to reflect the issuance of the Company Senior Securities described below following the date of the Prospectus:

Floating Rate Notes due 2009
Initial principal amount of series (subject to increase): Maturity date: Interest payment dates: Record dates: Issuance date: Interest rate:	$1,000,000,000 October 2, 2009 January 2, April 2, July 2 and October 2 December 15, March 15, June 15 and September 15 September 29, 2004 LIBOR Telerate reset quarterly + 0.19%

3.80% Notes due 2009
Initial principal amount of series (subject to increase): Maturity date: Interest payment dates: Record dates: Issuance date:	$500,000,000 October 2, 2009 April 2 and October 2 March 15 and September 15 September 29, 2004

4.50% Notes due 2012
Initial principal amount of series (subject to increase): Maturity date: Interest payment dates: Record dates: Issuance date:	$850,000,000 January 15, 2012 January 15 and July 15 January 1 and July 1 December 14, 2004

4.75% Notes due 2015
Initial principal amount of series (subject to increase): Maturity date: Interest payment dates: Record dates: Issuance date:	$1,250,000,000 March 1, 2015 March 1 and September 1 February 15 and August 15 February 25, 2005

Floating Rate Notes due 2011
Initial principal amount of series (subject to increase): Maturity date: Interest payment dates: Record dates: Issuance date: Interest rate:

$1,350,000,000
January 17, 2011
January 17, April 17, July 17 and October 17
January 2, April 2, July 2 and October 2
September 22, 2005
LIBOR Telerate reset monthly + 0.17% for period ending October 17, 2005 and LIBOR Telerate reset quarterly + 0.17% thereafter

4.60% Notes due 2011
Initial principal amount of series (subject to increase): Maturity date: Interest payment dates: Record dates: Issuance date:	$500,000,000 January 17, 2011 January 17 and July 17 January 2 and July 2 September 22, 2005

5.60% Notes due 2011

Initial principal amount of series:
Additional principal amount issued February 7, 2007
Aggregate principal amount of series (subject to increase):
Maturity date:
Interest payment dates:
Record dates:
Initial Issuance date:

$1,250,000,000 $ 650,000,000 $1,900,000,000 June 1, 2011 June 1 and December 1 May 15 and November 15 May 16, 2006

Floating Rate Notes due 2011
Initial principal amount of series (subject to increase): Maturity date: Interest payment dates: Record dates: Issuance date: Interest rate:	$500,000,000 May 16, 2011 February 16, May 16, August 16 and November 16 February 1, May 1, August 1 and November 1 May 16, 2006 LIBOR Telerate reset quarterly + 0.11%

The following is added to the section of the Prospectus entitled "Company Debt Securities - Company
Senior Securities" following the summary terms of the Company's outstanding Senior Medium-Term
Notes, Series C to reflect the issuance, following the date of the Prospectus, of the Company Senior
Securities described below:

Additional Senior Medium-Term Notes, Series C

We have issued $18,642,041,000 aggregate principal amount of our Senior Medium-Term Notes, Series C (the "Series C Notes") since the date of the Prospectus. In the table below we specify the following terms of those Series C Notes:
o   Issuance date;
o   Principal amount;
o   Maturity date; and
o   Interest rate and redemption terms, if any.

The interest rate bases or formulas applicable to Series C Notes that bear interest at floating rates are indicated in the table below. The Series C Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Series C Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/ Redemption Terms

January 25, 2005	$ 2,750,000,000	January 25, 2008	LIBOR Telerate reset quarterly + 0.07%

March 24, 2005	$ 2,000,000,000	April 1, 2008	LIBOR Telerate reset quarterly + 0.06%

May 9, 2005	$ 50,000,000	May 9, 2008	LIBOR Telerate reset quarterly + 0.03%

December 22, 2005	$ 500,000,000	December 22, 2008	LIBOR Telerate reset quarterly + 0.05%

April 3, 2006	$ 1,500,000,000	April 3, 2009	LIBOR Telerate reset quarterly + 0.04%

June 8, 2006	$ 3,000,000,000

July 2, 2007; the initial maturity of any note may be extended at a holder's option to the 2nd day of the calendar month which is one month after the initial maturity date or any later date to which the maturity date of those notes has previously been extended, but in no event past the final maturity date of June 2, 2011.

LIBOR Telerate reset monthly plus an applicable spread respective to the indicated interest period as follows:
from 6/8/06 to, but excluding, 7/2/07, minus .03%;
from 7/2/07 to, but excluding, 7/2/08, minus .01%;
from 7/2/08 to, but excluding, 7/2/09, plus .00%;
from 7/2/09 to, but excluding, 7/2/10, plus .01%;
from 7/2/10, to but excluding, 6/2/11, plus .02%.

June 8, 2006	$ 2,000,000,000

June 6, 2008; the initial maturity of any note may be extended at a holder's option to the 6th day of the calendar month which is three months after the initial maturity date or any later date to which the maturity date of those notes have previously been extended, but in no event past the final maturity date of June 6, 2011.

LIBOR Telerate reset quarterly plus an applicable spread respective to the indicated interest period as follows:
from 6/8/06 to, but excluding, 6/6/07, plus .02%;
from 6/6/07 to, but excluding, 6/6/08, plus .03%;
from 6/6/08 to, but excluding, 6/6/09, plus .03%;
from 6/6/09 to, but excluding, 6/6/10, plus .04%;
from 6/6/10, to but excluding, 6/6/11, plus .04%.

June 27, 2006	$ 1,000,000,000	June 26, 2009	LIBOR Telerate reset monthly + 0.05%

June 27, 2006	$ 1,500,000,000	June 26, 2009	LIBOR Telerate reset quarterly + 0.05%

June 27, 2006	$ 250,000,000	June 25, 2010	LIBOR Telerate reset quarterly + 0.08%

September 6, 2006	$ 130,000,000	March 6, 2008	LIBOR Telerate reset quarterly -0.05%

September 6, 2006	$ 50,000,000	September 5, 2008	LIBOR Telerate reset quarterly -0.05%

September 6, 2006	$ 50,000,000	March 6, 2009	LIBOR Telerate reset quarterly -0.05%

September 6, 2006	$ 50,000,000	September 4, 2009	LIBOR Telerate reset quarterly -0.05%

November 1, 2006	$ 300,000,000	November 1, 2012	LIBOR Telerate reset quarterly +0.15%

November 16, 2006	$ 39,000,000

November 27, 2046.

Holders can put back some or all of the notes on the following Interest Payment Dates at the following percentages of principal amount: 11/27/16, 2/27/17, 5/27/17, 8/27/17: 99.0%; 11/27/17, 2/27/18, 5/27/18, 8/27/18: 99.25%; 11/27/18, 2/27/19, 5/27/19, 8/27/19: 99.50%; 11/27/19, 2/27/20, 5/27/20, 8/27/20: 99.75%; thereafter at Par.

LIBOR Telerate reset quarterly + 0.02%. Redeemable on the following dates at the following percentages of principal amount: 11/27/36: 105.00%; 11/27/37: 104.50%; 11/27/38: 104.00%; 11/27/39: 103.50%; 11/27/40: 103.00%; 11/27/41: 102.50%; 11/27/42: 102.00%; 11/27/43: 101.50%; 11/27/44: 101.00%; 11/27/45: 100.50%; 11/27/46: 100.00%.

December 7, 2006	$ 150,000,000	June 25, 2010	LIBOR Telerate reset quarterly + 0.08%

December 21, 2006	$ 800,000,000	December 21, 2011	LIBOR Telerate reset quarterly +12.5%

December 22, 2006	$ 23,041,000

November 27, 2046.
Holders can put back some or all of the notes on the following Interest Payment Dates at the following percentages of principal amount: 11/27/16, 2/27/17, 5/27/17, 8/27/17: 99.0%; 11/27/17, 2/27/18, 5/27/18, 8/27/18: 99.25%; 11/27/18, 2/27/19, 5/27/19, 8/27/19: 99.50%; 11/27/19, 2/27/20, 5/27/20, 8/27/20: 99.75%; thereafter at Par.

LIBOR Telerate reset quarterly + 0.02% plus accrued interest from November 16, 2006. Redeemable on the following dates at the following percentages of principal amount: 11/27/36: 105.00%; 11/27/37: 104.50%; 11/27/38: 104.00%; 11/27/39: 103.50%; 11/27/40: 103.00%; 11/27/41: 102.50%; 11/27/42: 102.00%; 11/27/43: 101.50%; 11/27/44: 101.00%; 11/27/45: 100.50%; 11/27/46: 100.00%.

January 30, 2007	$ 500,000,000	January 15, 2014	5.375%

February 22, 2007	$ 1,000,000,000	February 22, 2012	LIBOR Telerate reset quarterly +0.09%

March 21, 2007	$ 1,000,000,000

April 11, 2008; the initial maturity of any note may be extended at a holder's option to the 11th day of the calendar month which is one month after the initial maturity date or any later date to which the maturity date of those notes have previously been extended, but in no event past the final maturity date of April 11, 2012.

LIBOR Telerate reset monthly plus an applicable spread respective to the indicated interest period as follows:
from 3/21/07 to, but excluding, 4/11/08, minus .02%;
from 4/11/08 to, but excluding, 4/11/09, plus .00%;
from 4/11/09 to, but excluding, 4/11/10, plus .01%;
from 4/11/10 to, but excluding, 4/11/11, plus .02%;
from 4/11/11, to but excluding, 4/11/12, plus .02%.
Redeemable at 100% of principal amount on:
7/11/2007, 10/11/2007, 1/11/2008, 4/11/2008, 7/11/2008, 10/11/2008, 1/11/2009, 4/11/2009, 7/11/2009, 10/11/2009, 1/11/2010, 4/11/2010, 7/11/2010, 10/11/2010, 1/11/2011, 4/11/2011, 7/11/2011, 10/11/2011 and 1/11/2012.

ADDITIONAL COMPANY SUBORDINATED SECURITIES

The following is added to the section of the Prospectus entitled "Company Debt Securities - Company Subordinated Securities" following the summary terms of the 4.875% Subordinated Notes Due 2014 to reflect the issuance of the Company Subordinated Securities described below following the date of the prospectus:

4.891% Fixed Rate/Floating Rate Subordinated Notes due 2015
Initial principal amount of series (subject to increase): Maturity date: Interest payment dates: Record dates: Issuance date: Interest rate: Redemption provisions:

$550,000,000
September 1, 2015
March 1 and September 1 until September 1, 2010 and on the last day of each month thereafter beginning September 30, 2010.
February 15 and August 15 for the Fixed Rate Period (as defined below) and the 15th day of each month for the Floating Rate Period (as defined below).
August 24, 2005
4.891% from August 24, 2005 to but excluding September 1, 2010 (the "Fixed Rate Period"). From and after September 1, 2010 (the "Floating Rate Period"), LIBOR Telerate reset monthly plus 1.29%.
Redeemable September 1, 2010 and on the last day of each month thereafter beginning September 30, 2010.

5.15% Subordinated Notes due 2015
Initial principal amount of series (subject to increase): Maturity date: Interest payment dates: Record dates: Issuance date:	$1,250,000,000 October 1, 2015 April 1 and October 1 March 15 and September 15 October 4, 2005

The following is added to the section of the Prospectus entitled "Company Debt Securities -
Company Subordinated Securities" following the summary terms of the Company's outstanding
JPMorgan Chase Subordinated Notes, Series B to reflect the issuance, following the date of the
Prospectus, of the Company Subordinated Securities described below:

JPMorgan Chase Subordinated Notes, Series B

We have issued $358,355,000 aggregate principal amount of our JPMorgan Chase Subordinated Notes, Series B (the "Series B Notes") since the date of the Prospectus. In the table below we specify the following terms of those Series B Notes:
o   Issuance date;
o   Principal amount;
o   Maturity date; and
o   Interest rate and redemption terms, if any.

The interest rate bases or formulas applicable to Series B Notes that bear interest at floating rates are indicated in the table below. The Series B Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Series B Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/ Redemption Terms

February 2, 2005	$ 2,358,000	February 15, 2030	5.40%; redeemable beginning February 15, 2010, and on the 15th of each month thereafter.

February 3, 2005	$ 10,000,000	February 15, 2030	5.45%; redeemable beginning February 15, 2010, and on the 15th of each month thereafter.

February 9, 2005	$ 401,000	February 15, 2020	5.10%; redeemable beginning February 15, 2008, and on the 15th of each month thereafter.

February 16, 2005	$ 1,145,000	February 15, 2025	5.25%; redeemable beginning February 15, 2009, and on the 15th of each month thereafter.

February 24, 2005	$ 2,985,000	March 15, 2018	5.00%; redeemable beginning March 15, 2007, and on the 15th of each month thereafter.

February 24, 2005	$ 2,674,000	March 15, 2030	5.45%; redeemable beginning March 15, 2010, and on the 15th of each month thereafter.

March 2, 2005	$ 1,070,000	March 15, 2019	5.25%; redeemable beginning March 15, 2007, and on the 15th of each month thereafter.

March 2, 2005	$ 3,497,000	March 15, 2030	5.55%; redeemable beginning March 15, 2010, and on the 15th of each month thereafter.

March 9, 2005	$ 110,000	March 15, 2025	5.45%; redeemable beginning March 15, 2008, and on the 15th of each month thereafter.

March 9, 2005	$ 2,027,000	March 15, 2030	5.55%; redeemable beginning March 15, 2010, and on the 15th of each month thereafter.

March 16, 2005	$ 230,000	March 15, 2018	5.25%; redeemable beginning March 15, 2007, and on the 15th of each month thereafter.

March 16, 2005	$ 3,540,000	March 15, 2030	5.55%; redeemable beginning March 15, 2010, and on the 15th of each month thereafter.

March 23, 2005	$ 2,122,000	April 15, 2018	5.45%; redeemable beginning October 15, 2007, and on the 15th of each month thereafter.

March 23, 2005	$ 11,299,000	April 15, 2030	5.75%; redeemable beginning April 15, 2010, and on the 15th of each month thereafter.

March 30, 2005	$ 1,196,000	April 15, 2018	5.45%; redeemable beginning October 15, 2007, and on the 15th of each month thereafter

March 30, 2005	$ 1,260,000	April 15, 2030	5.75%; redeemable beginning April 15, 2010, and on the 15th of each month thereafter

April 29, 2005	$ 10,000,000	May 15, 2025	5.50%; redeemable beginning May 15, 2009 and on each quarterly interest payment date thereafter

May 4, 2005	$ 270,000	May 15, 2017	5.10%; redeemable beginning November 15, 2007, and on the 15th of each month thereafter

May 4, 2005	$ 60,000	May 15, 2030	5.50%; redeemable beginning May 15, 2010, and on the 15th of each month thereafter

May 11, 2005	$ 2,049,000	May 15, 2018	5.25%; redeemable beginning November 15, 2007, and on the 15th of each month thereafter

May 18, 2005	$ 3,628,000	May 15, 2018	5.30%; redeemable beginning November 15, 2007, and on the 15th of each month thereafter

May 25, 2005	$ 2,238,000	June 15, 2018	5.15%; redeemable beginning December 15, 2007, and on the 15th of each month thereafter

June 1, 2005	$ 1,151,000	June 15, 2018	5.15%; redeemable beginning December 15, 2007, and on the 15th of each month thereafter

June 8, 2005	$ 2,496,000	June 15, 2020	5.15%; redeemable beginning June 15, 2008, and on the 15th of each month thereafter

June 15, 2005	$ 3,973,000	July 15, 2020	5.10%; redeemable beginning July 15, 2008, and on the 15th of each month thereafter

August 3, 2005	$ 394,000	August 15, 2025	5.35%; redeemable beginning August 15, 2009, and on the 15th of each month thereafter

August 10, 2005	$ 1,070,000	August 15, 2017	5.30%; redeemable beginning February 15, 2008, and on each quarterly interest payment date thereafter

August 17, 2005	$ 830,000	August 15, 2017	5.35%, redeemable beginning February 15, 2008, and on the 15th of each month thereafter

August 31, 2005	$ 1,310,000	September 15, 2018	5.30%, redeemable beginning March 15, 2008, and on each semi-annual interest payment date thereafter

September 7, 2005	$ 1,100,000	September 15, 2018	5.25%, redeemable beginning March 15, 2008, and on each semi-annual interest payment date thereafter

September 21, 2005	$ 1,046,000	October 15, 2025	5.30%, redeemable beginning October 15, 2009, and on the 15th of each month thereafter.

November 2, 2005	$ 274,000	November 15, 2025	5.60%, redeemable beginning November 15, 2009, and on the 15th of each month thereafter

November 9, 2005	$ 208,000	November 15, 2030	5.90%; redeemable beginning November 15, 2010, and on each semi-annual interest payment date thereafter

November 23, 2005	$ 15,256,000	December 15, 2030	6.00%; redeemable beginning December 15, 2010, and on each semi-annual interest payment date thereafter

August 18, 2006	$ 15,000,000	August 15, 2036	6.20%, redeemable beginning August 15, 2011, and on the 15th of each month thereafter

August 25, 2006	$ 20,000,000	September 15, 2036	6.10%, redeemable beginning September 15, 2011, and on the 15th of each month thereafter

September 13, 2006	$ 20,000,000	September 15, 2036	6.10%, redeemable beginning September 15, 2011, and on any good business day thereafter

September 13, 2006	$ 31,000	September 15, 2019	5.80%, redeemable beginning March 15, 2009, and on any good business day thereafter

September 20, 2006	$ 6,385,000	September 15, 2026	6.00%, redeemable beginning September 15, 2010, and on any good business day thereafter

September 27, 2006	$ 25,596,000	October 15, 2036	6.10%, redeemable beginning October 15, 2011, and on any good business day thereafter

October 27, 2006	$ 10,000,000	November 15, 2036	6.05%, redeemable beginning November 15, 2011, and on any good business day thereafter

November 8, 2006	$ 10,000,000	November 15, 2036	6.00%, redeemable beginning November 15, 2011, and on any good business day thereafter

November 15, 2006	$ 15,000,000	November 15, 2036	6.00%, redeemable beginning November 15, 2011, and on any good business day thereafter

November 16, 2006	$ 10,000,000	November 15, 2036	6.00%, redeemable beginning November 15, 2011, and on any good business day thereafter

November 24, 2006	$ 15,000,000	December 15, 2036	6.00%, redeemable beginning December 15, 2011, and on any good business day thereafter

December 13, 2006	$ 635,000	December 15, 2021	5.50%, redeemable beginning December 15, 2009, and on any good business day thereafter

December 13, 2006	$ 6,193,000	December 15, 2036	5.75%, redeemable beginning December 15, 2011, and on any good business day thereafter

December 20, 2006	$ 5,000,000	December 15, 2036	5.80%, redeemable beginning December 15, 2011, and on any good business day thereafter

December 20, 2006	$ 1,188,000	December 15, 2021	5.60%, redeemable beginning December 15, 2009, and on any good business day thereafter

December 27, 2006	$ 1,500,000	January 15, 2037	5.80%, redeemable beginning January 15, 2012, and on any good business day thereafter

December 27, 2006	$ 495,000	January 15, 2022	5.60%, redeemable beginning January 15, 2010, and on any good business day thereafter

January 26, 2007	$ 30,000,000	February 15, 2037	6.00%, redeemable beginning February 15, 2012, and on any good business day thereafter

January 31, 2007	$ 672,000	February 15, 2022	5.75%, redeemable beginning February 15, 2010, and on any good business day thereafter

February 7, 2007	$ 5,000,000	February 15, 2037	6.00%, redeemable beginning February 15, 2012, and on any good business day thereafter

February 7, 2007	$ 589,000	February 15, 2022	5.90%, redeemable beginning February 15, 2010, and on any good business day thereafter

February 14, 2007	$ 2,300,000	February 15, 2022	5.80%,redeemable beginning February 15, 2010, and on any good business day thereafter

February 14, 2007	$ 1,984,000	February 15, 2037	5.95%, redeemable beginning February 15, 2012, and on any good business day thereafter

February 21, 2007	$ 2,190,000	February 15, 2022	5.80%, redeemable beginning February 15, 2010, and on any good business day thereafter

February 23, 2007	$ 10,000,000	February 15, 2037	6.00%, redeemable beginning February 15, 2012, and on any good business day thereafter

February 28, 2007	$ 1,130,000	February 15, 2022	5.70%, redeemable beginning February 15, 2010, and on any good business day thereafter

February 28, 2007	$ 2,500,000	February 15, 2037	5.90%, redeemable beginning February 15, 2012, and on any good business day thereafter

March 7, 2007	$ 9,853,000	March 15, 2037	5.85%, redeemable beginning March 15, 2012, and on any good business day thereafter

March 7, 2007	$ 720,000	March 15, 2022	5.65%, redeemable beginning March 15, 2010, and on any good business day thereafter

March 14, 2007	$ 6,305,000	March 15, 2037	5.80%, redeemable beginning March 15, 2012, and on any good business day thereafter

March 14, 2007	$ 1,768,000	March 15, 2022	5.60%, redeemable beginning March 15, 2010, and on any good business day thereafter

March 21, 2007	$ 10,772,000	March 15, 2037	5.80%, redeemable beginning March 15, 2012, and on any good business day thereafter

March 21, 2007	$ 1,130,000	March 15, 2022	5.60%, redeemable beginning March 15, 2010, and on any good business day thereafter

March 28, 2007	$ 5,020,000	March 15, 2037	5.80%, redeemable beginning March 15, 2012, and on any good business day thereafter

March 28, 2007	$ 1,132,000	March 15, 2022	5.60%, redeemable beginning March 15, 2010, and on any good business day thereafter.

April 27, 2007	$ 10,000,000	May 15, 2037	5.90%, redeemable beginning May 15, 2012, and on any good business day thereafter